BANGLA PROPERTY MANAGEMENT, INC.

A DEVELOPMENT STAGE COMPANY

April 21, 2005

Securities and Exchange Commission

450 West Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

As an independent registered public accounting firm of HOMASSIST CORPORATION, we hereby consent to the use of our report dated March 25, 2005, relating to the company’s financial statements as of January 31, 2005 and the periods from July 1, 2004 to January 31, 2005, in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.

/s/ MILLER AND MCCOLLOM

MILLER AND MCCOLLOM, CPAs

4350 Wadsworth Boulevard, Suite 300

Wheat Ridge, Colorado 80033 USA

REGISTRATION STATEMENT

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